Exhibit 21.1   SUBSIDIARIES OF FIRST COMMONWEALTH FINANCIAL
               CORPORATION

Percent Ownership By Registrant
First Commonwealth Bank 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%
First Commonwealth Systems Corporation 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%
First Commonwealth Trust Company 614 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%
First Commonwealth Professional Resources Incorporated 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%
First Commonwealth Financial Advisors Incorporated 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%
FraMal Holdings Corporation 1105 North Market Street, Suite 1300 Wilmington, DE 19899 Incorporated under the laws of Delaware	100%
First Commonwealth Capital Trust I 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%
First Commonwealth Capital Trust II 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%
First Commonwealth Capital Trust III 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%
Commonwealth Trust Credit Life Insurance Company 2700 North Third Street, Suite 2000 Phoenix, AZ 85004 Incorporated under the laws of Arizona	50%